UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 23, 2006 (JUNE 21, 2006)

                      MYRIAD ENTERTAINMENT & RESORTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware               000-24789                     64-0872630
----------------------------      ------------               -------------------
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)


                    10050-112 Street, 10th Floor, Suite 1000
                    ----------------------------------------
                        Edmonton, Alberta Canada T5K 2J1
                        --------------------------------
              (Address of principal executive offices and Zip Code)
             ------------------------------------------------------

               Registrant's telephone number, including area code
                                 (780) 431-0086

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT  OF  PRINICPAL  OFFICERS.

On June 22, 2006, Myriad Entertainment & Reports, Inc. ("Myriad" or the "Company") issued a press release announcing the appointment of six (6) new board members as part of Myriad's plan to expand its Board of Directors to assist the Company in developing and building its planned $1.9 billion resort in Tunica, Mississippi. The effective dates of these appointments is June 21, 2006. The new members of the Board are John Anthony Wayne, Fiona Sutton, Tom V. Chema, John (JD) Daniel, Paul Ma and Bill Callnin. Each new member will serve until the next annual meeting of shareholders or until their respective successors are duly qualified and appointed, as per the Company's Bylaws and Restated Certificate of Incorporation. Each Board member will receive an aggregate of 100,000 shares of common stock issued in increments of 25,000 shares per year beginning on the date of appointment.

A  copy  of  the  press  release  is  filed  herewith  as  Exhibit  99.1.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)  FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED.

Not  applicable.

(b)  PRO  FORMA  FINANCIAL  INFORMATION.

Not  applicable.

(c)  EXHIBITS.

 Exhibit
 Number                            Description

  99.1 * Press Release issued by Myriad Entertainment & Resorts, Inc., dated June 22, 2006, entitled "Myriad Entertainment Announces Appointments to Expanded Board of Directors"

*  Filed  herewith

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      MYRIAD ENTERTAINMENT & RESORTS, INC.

Date  :  June  23,  2006      By: /s/ Scott Hawrelechko
                                  ---------------------
                                  Scott Hawrelechko
                                  Chairman  and  Chief  Executive  Officer